UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

EMPLOYERS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	04-3850065 (I.R.S. Employer Identification Number)

10375 Professional Circle, Reno, Nevada 89521 (888) 682-6671 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Lenard T. Ormsby
Executive Vice President, Chief Legal
Officer & General Counsel
Employers Holdings, Inc.
10375 Professional Circle
Reno, NV 89521
(888) 682-6671

Copies to:
Douglas K. Schnell
Erik F. Franks
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.01 par value per share	—	$—	$—	$—
Preferred Stock, $0.01 par value per share	—	$—	$—	$—
Debt Securities	—	$—	$—	$—
Depositary Shares(2)	—	$—	$—	$—
Purchase Contracts	—	$—	$—	$—
Purchase Units	—	$—	$—	$—
Warrants	—	$—	$—	$—

(1) An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.
(2) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock, and will be evidenced by a depositary receipt.

Prospectus

Employers Holdings, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Purchase Contracts
Purchase Units
Warrants
We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. Any prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol EIG.
The last reported sale price of our common stock on the New York Stock Exchange on May 25, 2017, was $40.35 per share.
Investing in these securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 26, 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “EHI,” “we,” “our” and “us” refer, collectively, to Employers Holdings, Inc., a Nevada corporation, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.employers.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete prospectus to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement is terminated or completed:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;

•	Current Reports on Form 8-K filed on March 6, 2017, March 9, 2017, March 14, 2017, March 23, 2017, and April 26, 2017; and

•
The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on January 3, 2007, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Employers Holdings, Inc.
10375 Professional Circle
Reno, NV 89521
Attn: Investor Relations
(775) 327-2794
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any free-writing prospectus and the documents we incorporate by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Exchange Act. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements also can be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “will,” “would,” “could,” “can,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Forward-looking statements include those related to our expected financial position, business, financing plans, litigation, future premiums, revenues, earnings, pricing, investments, business relationships, expected losses, loss experience, loss reserves, acquisitions, competition, the impact of changes in interest rates, rate increases with respect to our business, and the insurance industry in general.
All forward-looking statements included in this document are inherently uncertain as they are based on management’s current expectations and assumptions concerning future events, and are subject to numerous known and unknown risks and uncertainties.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and are based upon information available to us at this time. These statements are not guarantees of future performance. Except as required by law, we disclaim any obligation to update information in any forward-looking statement.

OUR BUSINESS
We provide workers’ compensation insurance coverage to select, small businesses in low to medium hazard industries. Workers’ compensation insurance is provided under a statutory system wherein most employers are required to provide coverage for their employees’ medical, disability, vocational rehabilitation, and/or death benefit costs for work-related injuries or illnesses. We provide workers’ compensation insurance in 36 states and the District of Columbia, with a concentration in California, where over one-half of our business is generated. Our revenues are primarily comprised of net premiums earned, net investment income, and net realized gains on investments.
We target small businesses, as we believe that this market is traditionally characterized by fewer competitors, more attractive pricing, and stronger persistency when compared to the U.S. workers’ compensation insurance industry in general. We believe we are able to price our policies at levels that are competitive and profitable over the long-term given our expertise in underwriting this market segment. Our underwriting approach is to consistently underwrite small business accounts at appropriate and competitive prices without sacrificing long-term profitability and stability for short-term top-line revenue growth.
Our strategy is to pursue profitable growth opportunities across market cycles and maximize total investment returns within the constraints of prudent portfolio management. We pursue profitable growth opportunities by focusing on disciplined underwriting and claims management, utilizing medical provider networks designed to produce superior medical and indemnity outcomes, establishing and maintaining strong, long-term relationships with independent insurance agencies, and developing important alternative distribution channels. We continue to execute a number of ongoing business initiatives, including: focusing on internal and customer-facing business process excellence; accelerating the settlement of open claims; diversifying our risk exposure across geographic markets; utilizing a multi-company pricing platform; utilizing territory-specific pricing; and leveraging data-driven strategies to target, price, and underwrite profitable classes of business across all of our markets.
We were incorporated in Nevada in April 2005. Our principal executive offices are located at 10375 Professional Circle in Reno, Nevada and the telephone number at that address is (888) 682-6671. Our internet address is www.employers.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with our consolidated financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, each of which are incorporated by reference in this prospectus.

	Three Months Ended	Fiscal Year Ended
	March 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Ratio of earnings to fixed charges (1)	33.8	40.1	21.7	19.4	9.4	16.0
(1)For purposes of computing the ratio of earnings to fixed charges, total earnings before fixed charges consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of rent expense that we believe to be representative of interest.
There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include working capital, capital expenditures, the acquisition of companies or businesses, repayment and refinancing of debt, stock repurchases, and the payment of dividends. We intend to temporarily invest the net proceeds in short-term investments until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our Amended and Restated Articles of Incorporation, which we refer to as the “Articles,” our Amended and Restated Bylaws, which we refer to as the “Bylaws,” and applicable provisions of Nevada corporate law. This summary is not complete. You should read the Articles and the Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our capital stock consists of 150,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of May 10, 2017, 32,319,639 shares of common stock and no shares of preferred stock were outstanding.
Preferred Stock
Under the Articles, our Board of Directors is authorized to issue shares of preferred stock from time to time in one or more series and to determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. When shares of preferred stock are issued, certain rights of the holders thereof may materially affect the rights of the holders of our common stock, including voting rights and preferences in respect of dividends and liquidation.
Common Stock
The holders of our common stock are entitled to elect all directors and are entitled to one vote per share on all other matters coming before a stockholders’ meeting. Our common stock has no cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. The holders of our common stock are entitled to participate equally in dividends when and as declared by our Board of Directors and in net assets on liquidation. The shares of common stock have no preemptive rights to participate in future stock offerings.
Certain Provisions of the Articles, Bylaws and Applicable Law
The Articles and Bylaws include provisions that are intended to enhance the likelihood of continuity and stability in our Board of Directors and in its policies. These provisions might have the effect of delaying or preventing a change in control of EHI and may make more difficult the removal of incumbent management even if such transactions could be beneficial to the interests of stockholders. These provisions include:
Limitation of Director Liability
Nevada Revised Statutes 78.138 provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.
As permitted by Nevada law, the Articles include provisions that limit the liability of our directors for monetary damages to the fullest extent permissible under Nevada law. The Articles also provide that we may provide indemnification for directors and officers to the fullest extent permissible under Nevada law.
Such limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. In addition and in accordance with Nevada general corporate law, the Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not such actions would be permitted by us. We currently have and intend to maintain liability insurance for our directors and officers.
Indemnification
The Articles provide that we may provide indemnification for directors and officers to the fullest extent permissible under Nevada law. The Bylaws provide such indemnification for our “agents” upon a determination that such indemnification is proper under the circumstances. That determination is to be made by a majority of a quorum of disinterested directors, the court in which the proceeding is or was pending (upon application made by EHI, the party seeking indemnification or the attorney or other person rendering services in connection with the application), the stockholders, independent legal counsel in a written opinion if a quorum of disinterested directors so requests, or independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. The Bylaws define “agent” as any person who is or was a director or officer of EHI or who is or was serving at the request of EHI as a director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust or other enterprise, or was a director, or officer of a foreign or domestic company which was a predecessor company of EHI or of another enterprise at the request of the predecessor company. The Bylaws provide that our Board of Directors may provide similar indemnification to employees and agents of EHI.
Indemnification is not provided where:

•	the person is liable pursuant to Nevada Revised Statutes 78.138;

•	the person did not act in good faith and in a manner which that person reasonably believed to be in or not opposed to our best interests; or

•	in the case of a criminal proceeding, the person had reasonable cause to believe the conduct of the person was unlawful.
At present, there is no pending litigation or proceeding involving any of our directors, executive officers, other employees or agents for which indemnification is sought, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.
Anti-takeover Effects of Certain Insurance Laws
Our insurance subsidiaries are domiciled in Florida, California, and Nevada. The insurance laws of these states generally require that any person seeking to acquire control of a domestic insurance company obtain the prior approval of the state's insurance commissioner. In Florida, “control” is generally presumed to exist through the direct or indirect ownership of 5% or more of the voting securities of a domestic insurance company or of any entity that controls a domestic insurance company. In California and Nevada, “control” is presumed to exist through the direct or indirect ownership of 10% or more of the voting securities of a domestic insurance company or of any entity that controls a domestic insurance company. In addition, insurance laws in many states in which we are licensed require pre-notification to the state’s insurance commissioner of a change in control of a non-domestic insurance company licensed in those states. Because we have insurance subsidiaries domiciled in Florida, California and Nevada, any transaction that would constitute a change in control of us would generally require the party acquiring control to obtain the prior approval of the insurance commissioners of these states and may require pre-notification of the change of control in these or other states in which we are licensed to transact business. The time required to obtain these approvals may result in a material delay of, or deter, any such transaction. These laws may discourage potential acquisition proposals or tender offers, and may delay, deter, or prevent a change of control, even if the acquisition proposal or tender offer is favorable to our stockholders.
Anti-takeover Effects of Nevada Law, the Articles and the Bylaws
Our Articles and Bylaws include provisions:

•	dividing our Board of Directors into three classes;

•	eliminating the ability of our stockholders to call special meetings of stockholders;

•	permitting our Board of Directors to issue preferred stock in one or more series;

•	imposing advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon by stockholders at the stockholder meetings;

•	prohibiting stockholder action by written consent, thereby limiting stockholder action to that taken at an annual or special meeting of our stockholders; and

•	providing our Board of Directors with exclusive authority to adopt or amend our bylaws.
These provisions may make it difficult for stockholders to replace Directors and could have the effect of discouraging a future takeover attempt that is not approved by our Board of Directors, but which stockholders might consider favorable. Additionally, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock.

Stock Exchange; Transfer Agent and Registrar
Our common stock is traded on the New York Stock Exchange under the symbol EIG. The transfer agent and registrar for the common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities that may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as “debt securities.” The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “we,” “our” and “us” in this section, we mean Employers Holdings, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the applicable indenture or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “-Certain Terms of the Subordinated Debt Securities-Subordination.”
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

•	the identity of any trustees, authenticating agents or paying agents;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•
our obligation, if any, to redeem, purchase or repay debt securities pursuant to any sinking fund or analogous provisions at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid;

•	the form of the debt securities, including the form of the trustee’s certificate of authentication;

•	if other than in denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on the debt securities will be payable;

•
if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•	the terms of any repurchase or remarketing rights;

•
whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•	any financial or restrictive covenants;

•	any Events of Default (as defined below) in addition to or in lieu of those set forth in this prospectus, or any changes that modify or eliminate Events of Default set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any and all additional, eliminated or changed terms that will apply to the debt securities.
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par, which are treated as having been issued at a discount for U.S. federal income tax purposes, will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, Merger and Sale of Assets
We may consolidate with or merge into another entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or entity, but only if:
(1)    we are the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of or leases the assets is a corporation organized and validly existing under the laws of any jurisdiction in the United States and expressly assumes, by a supplemental indenture, all of our obligations under the debt securities and the applicable indenture;
(2)    immediately after giving effect to the transaction, no Event of Default has occurred and be continuing under the applicable indenture; and
(3)    in the case where there is a successor entity, such successor entity delivers to the trustee an officer’s certificate and legal opinion stating that the transaction and the supplemental indenture complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction have been satisfied.
Upon satisfaction of the foregoing conditions, the successor person shall succeed to, and be substituted for, and may exercise every right and power of us under the applicable indenture and we will be released from all obligations and covenants under the applicable indenture and debt securities. In the case of a lease of all or substantially all of our assets, we will not be released from any of the obligations or covenants under the applicable indenture and the debt securities.
No Protection in the Event of a Change of Control
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).
Events of Default
The indentures define an “Event of Default” with respect to any series of debt securities issued pursuant to the indenture. Events of Default on the debt securities are any of the following:

•	default in the payment of the principal or any premium on debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	default for 30 days in the payment of interest on debt securities when due;

•
failure by us to observe or perform any other term of the applicable indenture (other than those referred to in the two bullets above) for a period of 60 days after we receive a notice of default sent by either the trustee or holders of not less than 25% of the principal amount of the debt securities of the affected series stating that we are in default;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.
An Event of Default under one series of debt securities issued pursuant to the applicable indenture does not necessarily constitute an Event of Default under any other series of debt securities. The indentures provide that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.
The indentures provide that if an Event of Default has occurred with respect to a series of debt securities and has not been cured, the trustee or the holders of not less than 25% in principal amount of the debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. The holders of a majority in aggregate principal amount of the debt securities of the affected series may by written notice to us and the trustee may, on behalf of the holders of the debt securities of the affected series, rescind an acceleration or waive any existing default or Event of Default and its consequences under the applicable indenture, if the rescission would not conflict with any judgment or decree, except a default in the payment of principal of, premium on, if any, or interest, if any, on, such debt securities, or in respect of a covenant or provision that cannot be modified or amended without the approval of the holder of each affected debt security.
The indentures will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the applicable indenture. During the existence of an Event of Default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of not less than 25% in aggregate principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer indemnity to the trustee against the costs, expenses and other liabilities of taking that action; and

•
the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the trustee has not received a direction inconsistent with the request from holders of a majority in principal amount of all outstanding debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date of that payment.
Subject to certain restrictions, under the applicable indenture the holders of a majority in principal amount of the total outstanding debt securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a debt security or that would involve the trustee in personal liability.

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default; provided, however, that such certificate need not include a reference to any default that has been fully cured prior to the date as of which the certificate speaks. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the trustee within five business days.
Satisfaction and Discharge
The indentures will cease to be of further effect and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the applicable indenture upon compliance with certain conditions, including:

(1)	either:

•	our having delivered to the trustee for cancellation all debt securities theretofore authenticated under the applicable indenture; or

•
all debt securities of any series outstanding under the applicable indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or (other than in the case of debt securities that are convertible) are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the applicable indenture;

(2)	our having paid all sums payable by us under the applicable indenture, as and when the same shall be due and payable; and

(3)
we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.
Defeasance
Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.
Full Defeasance
We can legally release ourselves from any payment or other obligations on the debt securities of any series, which is called “full defeasance,” if the following conditions are met:

•
we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•
there is a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due (under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust, and in that event, you could recognize gain or loss on the debt securities you give back to us);

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been complied with; and

•
no Event of Default shall have occurred and be continuing, and no event that with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplished a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.
Covenant Defeasance
Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•
deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•	deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•
deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver
There are three types of changes we can make to the indentures and the debt securities.
Changes Requiring Approval of the Holder
First, there are changes that cannot be made to the debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or any installment of principal of or interest on any debt securities of such series;

•	reduce any amounts due on or the rate of interest on any debt securities of such series;

•	reduce the amount of principal payable at maturity or upon acceleration, redemption or a change of control or following an Event of Default;

•	change the place or currency of payment for the debt securities;

•	change the terms of or waive any redemption provisions;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the debt securities;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to modify or amend the indentures or the debt securities;

•
reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•
modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture, except to increase the percentage required for any modification or to provide that other provisions of the applicable indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval
The second type of change does not require any vote by holders of the debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, defect or inconsistency;

•
make such provisions in regards to matters arising under the indentures as our board of directors may deem necessary or desirable, and that shall not in each case adversely affect the interests of the holders of the debt securities;

•	provide for uncertificated notes in addition to or in place of certificated notes;

•	comply with covenants in the indentures regarding mergers and sales of assets;

•	add to the covenants, for the benefit of the holders of the debt securities, add any additional Events of Default for the benefit of the holders of the debt securities or secure the debt securities;

•
change or eliminate any provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt securities of any series created prior to such change or elimination that is entitled to the benefit of such provision;

•	provide for the issuance of debt securities or issue additional debt securities of any series;

•	evidence and provide for a successor trustee and add to or change the provisions of the applicable indenture to provide for or facilitate the administration of the trusts under the indenture; or

•
comply with requirements of the SEC in order to effect or maintain the qualification of the indentures under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

We do not need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect the debt securities, even if they affect other debt securities issued under the indenture. In those cases, we need only obtain any required approvals from the holders of the affected debt securities.
Changes Requiring a Majority Vote
Any other change to the indentures and the debt securities would require the following approval, in each case by written consent:

•	if the change affects only debt securities of one series, it must be approved by the holders of a majority in principal amount of the debt securities of that series; and

•
if the change affects the debt securities as well as the debt securities of one or more other series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of the debt securities and each other series of debt securities affected by the change.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the applicable indenture and the debt securities listed in the first category described under the caption “-Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting
The debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The debt securities will also not be eligible to vote if they have been fully defeased as described under the caption “-Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten this period from time to time.
No Personal Liability of Incorporators, Stockholders, Officers or Directors
The indentures provide that no recourse shall be had under any obligation, covenant or agreement of ours in the applicable indenture or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.
Concerning the Trustee
The trustee will be appointed by us as paying agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.
The indentures provide that, prior to the occurrence of an Event of Default with respect to the debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the trustee will not be liable except for the performance of such duties as are specifically set forth in the applicable indenture. If an Event of Default has occurred and has not been cured or waived, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indentures and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under the limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an Event of Default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above.

The above are true unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we refer to as “depositary shares,” rather than full shares of preferred stock. If we do, we will issue to the public receipts, called “depositary receipts,” for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our amended and restated articles of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to as “purchase contracts.” The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

•	debt securities;

•	debt obligations of third parties, including U.S. treasury securities; or

•
any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTSDESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•
the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIESFORMS OF SECURITIES
Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERSLEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, (1) Lenard T. Ormsby, our Executive Vice President, Chief Legal Officer & General Counsel, will provide opinions regarding the authorization and validity of the common stock and preferred stock; and (2) Wilson Sonsini Goodrich & Rosati, Professional Corporation will act as our legal counsel.

EXPERTS
The consolidated financial statements of Employers Holdings, Inc. appearing in Employers Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of Employers Holdings, Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Employers Holdings, Inc.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
DEPOSITARY SHARES
PURCHASE CONTRACTS
PURCHASE UNITS
WARRANTS

PROSPECTUS
May 26, 2017

PART II.
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Amount to be Paid
SEC registration fee	$*
Printing and engraving	**
Accounting services	**
Legal fees of registrant’s counsel	**
Trustee’s fees and expenses	**
Rating agency fees	**
Miscellaneous	**
Total	$**

*Deferred in reliance upon Rules 456(b) and 457(r).
**These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be entitled to indemnification, the person to be indemnified must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of the law or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 78.7502 of the Nevada Revised Statutes also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the corporation against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 78.751 of the Nevada Revised Statutes permits a corporation, in its articles of incorporation, bylaws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.
Section 78.752 of the Nevada Revised Statutes permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s officers, directors, employees or agents, or any persons serving in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.
The Articles require us, in addition to any other rights of indemnification to which our officers or directors may be entitled, to pay the expenses incurred by our officers and directors in defending a civil or criminal action, suit or proceeding involving alleged acts or omissions of such officer or director in his or her official capacity as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us. Additionally, the Bylaws require us, subject to certain exceptions, to indemnify our officers and directors to the fullest extent permitted by Nevada law.
The employment agreements that we or one of our subsidiaries have entered into with certain of our or their respective employees generally provide for indemnification of such employees to the fullest extent permitted by Nevada law and the articles of incorporation and bylaws of such companies. Additionally, each employee is generally entitled to have us pay all expenses, including fees of an attorney selected and retained by us to represent the employee, actually and necessarily incurred by the employee in connection with the defense of any act, suit, or proceeding and in connection with any related appeal, including the cost of court settlements.
To the extent that our Board of Directors or stockholders may in the future wish to limit or repeal the ability to indemnify our directors, officers and employees, such repeal or limitation may not be effective as to directors and officers who are currently parties to the aforementioned employment agreements because their rights to full protection are contractually assured by such agreements. It is anticipated that similar agreements may be entered into, from time to time, with our or our subsidiaries’ future directors, officers, managers and employees.
We maintain, at our expense, a policy of insurance that insures our directors and officers, subject to customary exclusions and deductions, against specified liabilities that may be incurred by such individuals in those capacities.

Item 16.    Exhibits

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.*
3.1
Amended and Restated Articles of Incorporation of Employers Holdings, Inc., as amended, incorporated by reference to Employers Holdings, Inc.’s Form 10-K for the fiscal year ended December 31, 2006, filed March 30, 2007 (file no. 001-33245).

3.2	Amended and Restated Bylaws of Employers Holdings, Inc., as amended, incorporated by reference to Employers Holdings, Inc.’s Form 10-Q filed April 27, 2017 (file no. 001-33245).
4.1	Form of Senior Indenture.
4.2	Form of Subordinated Indenture.
4.3	Form of Senior Debt Security.*
4.4	Form of Subordinated Debt Security.*
4.5	Form of Depositary Agreement.*
4.6	Form of Purchase Contract Agreement.*
4.7	Form of Unit Agreement.*
4.8	Form of Warrant Agreement.*
5.1	Opinion of Lenard T. Ormsby.
5.2	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Lenard T. Ormsby (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.**
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.**

*To be filed by amendment or by a Current Report on Form 8-K.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.    Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)    any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof
(7)    That, for purposes of determining any liability under the Securities Act:
(i)    the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(ii)    each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on May 26, 2017.
EMPLOYERS HOLDINGS, INC.
By:    /s/ Douglas D. Dirks
Douglas D. Dirks
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas D. Dirks, Michael S. Paquette and Lenard T. Ormsby, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including posteffective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Rumbolz	Chairman of the Board	May 26, 2017
Michael D. Rumbolz

/s/ Douglas D. Dirks	President and Chief Executive Officer, Director (Principal Executive Officer)	May 26, 2017
Douglas D. Dirks

/s/ Michael S. Paquette	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2017
Michael S. Paquette

/s/ Richard W. Blakey	Director	May 26, 2017
Richard W. Blakey

/s/ Prasanna G. Dhoré	Director	May 26, 2017
Prasanna G. Dhoré

/s/ Valerie R. Glenn	Director	May 26, 2017
Valerie R. Glenn

/s/ James R. Kroner	Director	May 26, 2017
James R. Kroner

/s/ Michael J. McSally	Director	May 26, 2017
Michael J. McSally

/s/ Ronald F. Mosher	Director	May 26, 2017
Ronald F. Mosher

/s/ Katherine W. Ong	Director	May 26, 2017
Katherine W. Ong

Exhibit Index

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.*
3.1
Amended and Restated Articles of Incorporation of Employers Holdings, Inc., as amended, incorporated by reference to Employers Holdings, Inc.’s Form 10-K for the fiscal year ended December 31, 2006, filed March 30, 2007 (file no. 001-33245).

3.2	Amended and Restated Bylaws of Employers Holdings, Inc., as amended, incorporated by reference to Employers Holdings, Inc.’s Form 10-Q filed April 27, 2017 (file no. 001-33245).
4.1	Form of Senior Indenture.
4.2	Form of Subordinated Indenture.
4.3	Form of Senior Debt Security.*
4.4	Form of Subordinated Debt Security.*
4.5	Form of Depositary Agreement.*
4.6	Form of Purchase Contract Agreement.*
4.7	Form of Unit Agreement.*
4.8	Form of Warrant Agreement.*
5.1	Opinion of Lenard T. Ormsby.
5.2	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Lenard T. Ormsby (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.**
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.**

*To be filed by amendment or by a Current Report on Form 8-K.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.